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                                                                    EXHIBIT 3(a)

                            CERTIFICATE OF FORMATION
                                       OF
                    PANHANDLE EASTERN PIPE LINE COMPANY, LLC


         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

               FIRST: The name of the limited liability company formed hereby (hereinafter called the "Limited Liability Company") is Panhandle Eastern Pipe Line Company, LLC.

               SECOND: The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Panhandle Eastern Pipe Line Company, LLC as of June 16, 2003.

                                             /s/ DAVID J. KVAPIL
                                             -------------------
                                             David J. Kvapil, Authorized Person
                                             ----------------------------------
                                             Executive Vice President and Chief
                                             Financial Officer